Third Amendment
to Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement

This Third Amendment To the Second Amended and Restated Loan And Subordinated Debenture Purchase Agreement (this “Amendment”), dated March 20th, 2009, is between JPMorgan Chase Bank, N.A. (“Lender), and German American Bancorp, Inc., an Indiana Corporation (“Borrower”).

Recitals:

1.           The parties have entered into that certain Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of December 29, 2006, as amended by that certain First Amendment, dated September 28, 2007, and that certain Second Amendment, dated September 30, 2008 (as amended, the “Prior Amended Loan Agreement”).

2.           The parties intend to further amend the Prior Amended Loan Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Prior Amended Loan Agreement is referred to as the "Current Amended Loan Agreement."

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given in the Prior Amended Loan Agreement.

Agreement:

Now, Therefore, in consideration of the mutual representations, warranties, covenants, and agreements, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.  Amendments.

a.           Section 5.1 (Indebtedness).  The following sentence shall be added to Section 5.1 (Indebtedness).  “Notwithstanding any provision in this Section 5.1 to the contrary, Borrower shall be permitted to borrow up to $30,000,000.00 by issuing subordinated debentures, pursuant to the terms of that certain Indenture between the Borrower and Wells Fargo National Bank, National Association, as Trustee, substantially in the form attached as Exhibit 4.3 to the Borrower's Registration Statement on Form S-3 filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 3, 2009 (the "Indenture"), due March 30, 2019, on an unsecured basis, with interest-only payments semiannually, in arrears, on March 30 and September 30 of each year, beginning September 30, 2009, and principal paid on March 30, 2019, subject to Borrower's ability to redeem the subordinated debentures on or after March 30, 2012, in accordance with Article III of the Indenture; all such indebtedness shall be subordinated to the Loans as specified by Article X of the Indenture.”

Third Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

b.           Section 7.8 (Notices) shall be amended by replacing the notices provision to the Lender with the following:

“JPMorgan Chase Bank, N.A.
10 S. Dearborn, 36th floor
Chicago, Illinois
Attention: Janet S. Leong
Telephone No.: (312) 732-6958
Fax No: (312) 732-7006
E-mail Address: janet.s.leong@chase.com”

2. Representations and Warranties.

The Borrower represents and warrants to the Lender as follows:

a.           No Event of Default has occurred and is continuing (or would result from the amendments contemplated by this Amendment).

b.           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) to be effective and enforceable.

c.           This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Third Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

d.           All representations and warranties of the Borrower in the Prior Amended Loan Agreement are true and correct, except, for the purposes of this Amendment only, all references in (a) Section 3.4.2 (Subsidiaries) to “September 30, 2006” shall instead refer to “December 31, 2008”, (b) Section 3.4.3 (Financial Statements) and in Section 3.4.9 (Restriction) to “December 31, 2005” shall instead refer to “December 31, 2008”, and “September 30, 2006” shall instead refer to “December 31, 2008”, and (c) Section 3.4.11 (Reserve for Possible Loan and Lease Losses) references to “September 30, 2006” shall instead refer to “December 31, 2008”.

e.           As of the date of this Amendment, the Borrower's obligations under the Prior Amended Loan Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

3.  Conditions.

a.           Notwithstanding anything to the contrary contained elsewhere in the Current Amended Loan Agreement, the obligation of the Lender to agree to the modifications contemplated by this Amendment shall be subject to the performance by the Borrower prior to the date on which this Amendment is executed of all of its agreements to have been performed under the Prior Amended Loan Agreement. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent (a) set forth in the Prior Amended Loan Agreement, (b) that the representations and warranties set forth in this Amendment be true, accurate and complete as of the date of this Amendment, and (c) that Borrower shall have fully complied with all of its promises and covenants set forth in this Amendment.

b.           In addition to other conditions set forth in this Amendment and the Prior Amended Loan Agreement, including, without limitation, those applicable to the making of Loans, the obligations of the Lender under the Current Amended Loan Agreement shall be subject to the performance by the Borrower of all of its agreements to have been performed under the Current Amended Loan Agreement and to the receipt of the following, duly executed and dated the date of this  amendment, and in form and substance satisfactory to the Lender and its counsel: a copy, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution, delivery, and performance of this Amendment and the Current Amended Loan Agreement;

c.           Borrower shall pay or reimburse Lender for all of its reasonable out-of-pocket costs, expenses and attorneys’ fees incurred in connection with this Amendment, and the consummation of the transactions contemplated hereby, as agreed by the parties.

Third Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

4. Additional Terms.

a.           Acknowledgment of Indebtedness under the Prior Amended Loan Agreement. The Borrower acknowledges, confirms and affirms it obligations and indebtedness to the Lender, as of the date of this Amendment without defense, setoff, or counterclaim, in the aggregate principal amounts provided for in the Loan Documents, including the Notes.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Prior Amended Loan Agreement or the Loan Documents, nor constitute a waiver of any provision continued in such documents, except as specifically set forth in this Amendment.

b.           The Current Amended Loan Agreement. All references in the Loan Documents and the Prior Amended Loan Agreement to the term "Agreement" shall be deemed to refer to the Current Amended Loan Agreement.

c.           Amendment and Prior Amended Loan Agreement. This Amendment supplements and is by this Amendment made a part of the Prior Amended Loan Agreement, and the Prior Amended Loan Agreement and this Amendment from and after the date of this Amendment shall together constitute the Current Amended Loan Agreement.  Except as otherwise set forth in this Amendment, the Prior Amended Loan Agreement shall remain in full force and effect.

d.           Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

e.           Acknowledgments. The Borrower acknowledges that (i) it has been advised by  counsel of its choice with respect to this Amendment, the Loan Documents and the transactions contemplated by this Amendment, and (ii) the obligations of the Lender hereunder shall be strictly construed and shall be expressly subject to the Borrower's compliance in all respects with the terms and conditions of the Current Amended Loan Agreement.

[signature page follows]

Third Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

JPMorgan Chase Bank, N.A.

By:	/s/ Janet S. Leong
Janet S. Leong
Title:	Senior Vice President

German American Bancorp, Inc.

By:	/s/ Bradley M. Rust
Bradley M. Rust
Title:	Executive Vice President and Chief Financial Officer

Third Amendment
Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement
German American Bancorp, inc.